Exhibit 31.1: Sarbanes-Oxley Certification
Re: C-BASS Mortgage Asset-Backed Certificates, Series 2005-CB7

I, Larry B. Litton, Jr. certify that:
l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing a copy of the monthly statement to certificateholders set forth in Section 4.06 of the Pooling and Servicing
Agreement, dated as of October 1, 2005 (the "Agreement"), among Bond Securitization L.L.C., as depositor (the "Depositor"), Credit-Based Asset Servicing and Securitization LP, as servicer (the
"Servicer"), and U.S. Bank National Association, as trustee (the "Trustee"), filed in respect of periods included in the year covered by this annual report, of the 2005-CB7 Trust (the "Trust");

2.
Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.
Based on my knowledge, the distribution information, and the servicing information required to be provided to the Trustee by the Servicer under the Agreement for inclusion in these reports is included in these reports;

4.
I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Agreement;

5.
the reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
similar procedure, as set forth in the Agreement, that is included in these reports; and

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: U.S. Bank National Association.

LITTON LOAN SERVICING LP

Date: 3/30/2006
By: /s/ Larry B. Litton, Jr.
Name: Larry B. Litton, Jr.
Title: President